[Letterhead of Samuel Klein and Company]


January 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Creative Beauty Supply of New Jersey Corporation
      Form 8-K

Gentlemen:

We have read Form 8-K dated January 19, 2005 of Creative Beauty Supply of New Jersey Corporation and we agree with the statements made in item
4(a) of this report.   We have no basis to agree or disagree with the
statements made in Item 4(b) of this document.

/s/Samuel Klein and Company
---------------------------------
Samuel Klein and Company
Newark, New Jersey